As filed with the Securities and Exchange Commission on August 19, 1998
                                                  Registration No. 333-[_____]
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         -------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         -------------------------

                              Insilco Holding Co.
              (Exact Name of issuer as specified in its charter)

                         -------------------------

   Delaware                    367,346,274,359                 06-1158291
(State or other         (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of              Classification No.)           Identification No.)
of incorporation
or organization)
                          50 East Swedesford Road
                        Frazer, Pennsylvania 19355
                              (610) 296-6000
                           (Address of principal
                            executive offices)


                 Insilco Holding Co. Direct Investment Program
                     Insilco Holding Co. Stock Option Plan
                           (Full title of the Plans)


                             Leslie G. Jacobs
                     Vice President - Human Resources
                            Insilco Holding Co.
                           425 Metro Place North
                            Dublin, Ohio 43017
                  (Name and address of agent for service)
              Telephone number, including area code, of agent
                        for service: (614) 791-3106

                                Copies to:
                               John Buttrick
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017


                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                         Proposed     Proposed
                                          Maximum     Maximum
                                         Offering    Aggregate     Amount of
  Title of Securities    Amount to be    Price Per    Offering    Registration
   to be Registered      Registered(1)    Share(2)    Price(2)         Fee
------------------------------------------------------------------------------
Common Stock (par value
   $.001 per share)....     222,916       $44.1028   $9,831,220      $2,901
==============================================================================
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 (the "1933 Act") in respect of 200,000 shares issuable under the Insilco Holding Co. Stock Option Plan solely for the purpose of computing the registration fee, based on $44.00 the average of the high and low sale prices of securities on the NASDAQ National Market System on August 13, 1998 which were converted into the securities being registered hereby, and pursuant to Rule 457(h) under the 1933 Act in respect of 22,916 shares issuable at 45.00 per share under the Insilco Holding Co. Direct Investment Program.
==============================================================================

           This Registration Statement Includes a Total of XX Pages.
                           Exhibit Index on Page X.



                                    PART I

               The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

               The information required to be provided to participants pursuant to this Item is set forth in the Prospectuses for the Insilco Holding Co. Direct Investment Program (the "Program") and the Insilco Holding Co. Stock Option Plan (the "Plan") together with the copy of the relevant plan attached to relevant Prospectus as Exhibit A thereto.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               The written statement required to be provided to participants pursuant to this Item is set forth in the relevant prospectus referenced in
Item 1 above.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               Insilco Holding Co. (the "Company" or the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 222,916 shares of the Registrant's Common Stock, par value $.001 per share ("Common Stock"), for issuance pursuant to the Program and the Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Insilco Holding Co. (the "Company") hereby incorporates herein by reference the following documents filed by Insilco Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d), of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Exchange Act File No. 0- 22098) or by the Company (Exchange Act File No. 000-24813)thereunder:

               (1) Insilco Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (2)  All reports filed by Insilco Corporation pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1997;

               (3) The description of the Company's Common Stock contained in the Company's Exchange Act Registration Statement filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

               (4) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES

               Not applicable, see Item 3(3) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               The Company provides indemnification to its officers and directors to the extent authorized by Delaware law and maintains officers' and directors' liability insurance in respect of such officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8. EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.
-------
 4(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 8-K (Exchange Act File No. 000-24813) filed with the Securities and Exchange Commission on August 18, 1998 (the "Form 8-K").

 4(b) By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form 8-K)

 4(c)       Form of Insilco Holding Co. Direct Investment Program

 4(d)       Form of Insilco Holding Co. Stock Option Plan

 5          Opinion of Davis Polk & Wardwell

 15         Letter re Unaudited Interim Financial Information

 23(a)      Consent of KPMG Peat Marwick, LLP

 23(b)      Consent of Davis Polk & Wardwell (included in Exhibit 5)

 24         Power of Attorney (set forth on the signature pages hereof)

ITEM 9. UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933 (the "Securities
                   Act");

                        (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or
       Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ohio, on the 17th day of August, 1998.

                                          INSILCO HOLDING CORPORATION


                                          By /s/ ROBERT L. SMIALEK
                                             --------------------------------
                                                 Robert L. Smialek
                                                 Chairman and Chief Executive
                                                 Officer


                             POWER OF ATTORNEY

               Know all men by these presents, that each person whose signature appears below, constitutes and appoints Robert L. Smialek, David A. Kauer, and Leslie G. Jacobs, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Insilco Holding Co. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                       Title                        Date
      ---------                       -----                        ----

/s/ ROBERT L. SMIALEK      Chairman and Chief Executive       August 17, 1998
------------------------   Officer and Director
    Robert L. Smialek

/s/ DAVID A. KAUER         Vice President and Chief           August 17, 1998
------------------------   Financial Officer (Principal
    David A. Kauer         Financial and Accounting
                           Officer)

/s/ WILLIAM F. DAWSON       Director                          August 17, 1998
------------------------
    William F. Dawson

/s/ THOMPSON DEAN           Director                          August 17, 1998
------------------------
    Thompson Dean


                               INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration Statement:


Exhibit                                                          Sequentially
Number                         Exhibit                           Numbered Page
-------                        -------                           -------------
 4(a)     Certificate of Incorporation of the Company
          (incorporated by reference to Exhibit 3.1 to the
          Company's Report on Form 8-K (Exchange Act File No.
          000-24813) filed with the Securities and Exchange
          Commission on August 18 (the "Form 8-K"))..............     (1)

 4(b)     By-Laws of the Company (incorporated by reference to
          Exhibit 3.2 to the Form 8-K)...........................     (1)

 4(c)     Form of Insilco Holding Co. Direct Investment
          Program................................................      8

 4(d)     Form of Insilco Holding Co. Stock Option Plan..........     22

 5        Opinion of Davis Polk & Wardwell.......................     29

 15       Letter re Unaudited Interim Financial Information......     30

 23(a)    Consent of KPMG Peat Marwick LLP.......................     30

 23(b)    Consent of Davis Polk & Wardwell (included in Exhibit
          5).....................................................     29

 24       Power of Attorney (set forth on the signature pages
          hereof) ...............................................      6
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(1)  Incorporated by reference